SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A PROPOSITION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WILSHIRE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY COPY

WILSHIRE TECHNOLOGIES, INC.
5861 Edison Place
Carlsbad, California 92008

April 4, 2002

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Wilshire Technologies, Inc. (the “Company”) which will be held at 10:00 a.m. on May 13, 2002 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037. All holders of the Company’s outstanding Common Stock as of March 22, 2002 are entitled to vote at the meeting.

     Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions.

     We hope you will be able to attend. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

Kevin T. Mulvihill Chief Executive Officer

WILSHIRE TECHNOLOGIES, INC.
5861 Edison Place
Carlsbad, California 92008
(760) 929-7200
______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2002
______________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Wilshire Technologies, Inc., a California corporation (the “Company”), will be held at 10:00 a.m. on May 13, 2002 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, CA 92037 for the following purposes:

     1. To elect five directors;

     2. To consider and act upon a proposal, heretofore adopted by the Board of Directors, to increase the authorized number of shares of Common Stock that the Company may issue by 50,000,000 shares (from 50,000,000 to 100,000,000); and

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of shareholders entitled to notice of and vote at the Meeting and all adjournments thereof.

By Order of the Board of Directors

Kevin T. Mulvihill Chief Executive Officer

Dated: April 4, 2002

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PRELIMINARY COPY

WILSHIRE TECHNOLOGIES, INC.
5861 Edison Place
Carlsbad, California 92008
(760) 929-7200
______________

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2002
______________

VOTING AND PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wilshire Technologies, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 13, 2002 at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 (the “Meeting”) and at any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted “FOR” the election as directors of the five nominees listed thereon and FOR the increase in the authorized number of shares of Common Stock discussed under Proposal 2 in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the Meeting in person.

     At the close of business on March 22, 2002, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had issued and outstanding 20,964,423 shares of Common Stock, no par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Meeting. In voting for directors, however, if any shareholder gives notice at the Meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose name has been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (i.e., five) multiplied by the number of shares which the shareholder is entitled to vote. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. Only shareholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the Meeting or at any adjournments thereof.

     The Company will pay the expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. The Company has retained Georgeson Shareholder Communications, Inc. to assist in distributing materials for the Meeting at a fee of $2,000 plus out-of-pocket expenses. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about April 5, 2002 to all shareholders entitled to vote at the Meeting.

     The matters to be considered and acted upon at the Meeting are referred to in the preceding notice and are more fully discussed below.

Proposal 1: ELECTION OF DIRECTORS

     Directors are elected annually and hold office until the next annual meeting of shareholders or until their respective successors are elected and shall qualify. It is intended that the proxies solicited by the Board of Directors will be voted for election of the five persons listed under “Nominees for Director” unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

     The table on page 5 sets forth certain information as of March 22, 2002 with respect to (i) the present directors, who are also the nominees and (ii) the stock ownership of the executive officers and of all directors and executive officers of the Company. Directors are elected by a plurality of the votes cast by the shareholders. Therefore, shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) do not affect the election of directors. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of such nominees, or as many as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

     The securities “beneficially owned” by an individual shown in the table are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or which the individual has the right to acquire before May 21, 2002 (60 days after the March 22, 2002 record date) under stock options or warrants. Beneficial ownership may be disclaimed as to certain of the securities. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, except to the extent that authority is shared by spouses under applicable law.

		Number of Shares
		Beneficially		Percent of Class of
Name	Age	Owned(1)	Director Since	Common Stock

Ronald W. Cantwell	58	27,000 (2)	December 6, 1996	*
John Van Egmond	52	137,500	December 31, 1996	*
Charles H. Black	75	83,500	June 23, 1997	*
Joe E. Davis	67	83,500	June 23, 1997	*
William S. Mistr	54		March 21, 2002	*
Executive Officers
Kevin Mulvihill		375,000		*
Kathleen E. Terry		216,667		*
Derek Warneke		100,000		*
All Directors and Executive Officers of the Company as a Group (eight persons)		1,023,167		6%

*	Less than 1% of the 20,964,423 shares outstanding on March 22, 2002.

(1)	Represents shares which may be acquired on exercise of options that are exercisable, or become exercisable before May 21, 2002.

(2)	Mr. Cantwell disclaims direct beneficial ownership of 17,427,469 shares of Common Stock and of options and Warrants to purchase a total of 17,606,441 shares of Common Stock owned by Trilon Dominion Partners, L.L.C. (“Trilon”). Mr. Cantwell is the holder of 100% of the capital stock of VC Holdings, Inc. which is the sole manager of and owns 100% of the voting Class A membership interest in Trilon. See “Principal Stockholders.”

Information Concerning the Nominees and Executive Officers

Nominees for Director

Ronald W. Cantwell (age 58) has been a Director and Chairman of the Board of the Company since December 6, 1996, and has served as President of Trilon Dominion Partners, L.L.C. since its inception in June 1995. Prior to joining Trilon Dominion, Mr. Cantwell served as the President of the Catalyst Group, Inc. where he successfully executed a variety of merchant banking activities and managed the operations of a diverse mix of utility assets. Approximately $2 billion of these assets were successfully divested under Mr. Cantwell’s direction. In addition, he has been involved in advising numerous mergers and acquisitions and restructuring matters for the Edper Group, the principal investor in Catalyst. Prior to joining Catalyst, Mr. Cantwell spent 19 years in the practice of public accounting, most recently with Ernst & Young where he was a tax partner and headed the Dallas-based Mergers and Acquisitions practice. While at Ernst & Young, Mr. Cantwell was instrumental in structuring mergers, acquisitions, recapitalizations, and dispositions on behalf of several Fortune 500 and many of the southwest’s most acquisition-oriented entities. Mr. Cantwell is a Certified Public Accountant. Mr. Cantwell presently is a director of EPL Technologies, Inc., a publicly owned Company.

John Van Egmond (age 52) was President and Chief Executive Officer from December 31, 1996 to January 31, 1999 and has been a director of the Company since December 31, 1996. Mr. Van Egmond also was affiliated with Trilon Dominion Partners, L.L.C. and he has been President, Chief Executive Officer and a director of Century Power Corporation from 1989 to January 1999. Prior to 1989, Mr. Van Egmond was Vice President and Controller of Century. Prior to joining Century, Mr. Van Egmond held various financial positions from 1972 to 1984 with Tucson Electric Power Company. Mr. Van Egmond is a Certified Public Accountant and holds a BS from Montana State University.

Charles H. Black (age 75) rejoined the Board in June 1997. He had been a director of the Company from February 1993 until August 1996. Mr. Black is a private investor who serves on the Board of Governors of the Pacific Stock Exchange and is a director of Anworth Mortgage Asset Corp. Previously, Mr. Black was Executive Vice President and Chief Financial Officer of Kaiser Steel Corporation, Executive Vice President and Chief Financial Officer of Great Western Savings & Loan, and Vice President and Treasurer of Litton Industries.

Joe E. Davis (age 67) rejoined the Board in June 1997. He had been a director of the Company from February 1993 until November 1996. Mr. Davis is a private investor who serves as a director for BMC Industries, Inc., Anworth Mortgage Securities, Inc. and Natural Alternatives, Inc., and is a Trustee of American Funds Insurance Series. Previously, Mr. Davis was the President and Chief Executive Officer of National Health Enterprises, Inc.

William S. Mistr (age 54 ) joined the Board on March 21, 2002. Mr. Mistr recently retired (as of Jan. 1, 2002) from his position of senior vice president-Dominion Capital Inc. (“Dominion”) and continues his relationship with Dominion as a management consultant. Mr. Mistr has held various management positions with Dominion Resources Inc. (Dominion Capital’s parent Company) and its subsidiaries since 1992. As Vice President-Merger Integration for Dominion from Jan 31, 2000 to October 1, 2000, Mr. Mistr oversaw the merger between Dominion and CNG. Prior positions include Vice President-Procurement for Dominion Resources, Vice President and Treasurer of Dominion Energy Inc.,another unit of Dominion Resources (October 1994), and assistant treasurer of Dominion Resources (1992). Prior to joining Dominion Resources Inc., Mr. Mistr held various management positions in Management Information Systems and other corporate departments at Virginia Power (a wholly owned subsidiary of Dominion Resources). Mistr was appointed assistant treasurer of Virginia Power in 1991 and became vice president-Information Technology and chief information officer at Virginia Power on Jan. 1, 1996. Mr. Mistr serves as chairman of the board of managers and senior managing director of First Dominion Capital LLC; director of Cambrian Capital Corp., and director of Gichner Systems Group Inc., all subsidiaries of Dominion Capital. He also is a director of AM Cosmetics Inc. Mr. Mistr is also director on the board of the Atlantic Rural Exposition Inc. and serves on the board of the trustees for the Children’s Museum of Richmond. Mr. Mistr holds a B.S. degree in mathematics from Lynchburg College.

Other Executive Officers

Kevin Mulvihill (age 51) has been President and CEO since February 1, 1999. Mr. Mulvihill joined the Company in August 1998 as Executive Vice President. Prior to joining Wilshire, Mr. Mulvihill held various senior management positions that include Vice President and General Manager for Fisher Scientific (1996 to August 1998) and Vice President of Sales and Marketing and other positions with Devon Industries (1985-1996). Mr. Mulvihill holds B.S. and ED.M. degrees from Temple University.

Kathleen E. Terry (age 48) joined the Company on February 8, 1999 as Vice President and Chief Financial Officer. From February 1997 to December 1998, Ms. Terry was Vice president and Chief Financial Officer for Advanced BioResearch Associates, a privately held FDA regulatory and clinical consulting firm. Previously, Ms. Terry has held various Chief Financial Officer positions with both public and privately held companies, including Norris Communications Inc. (May 1996 to February 1997), BioSafety Systems (March 1995 to May 1996) and IRT Corporation. Ms. Terry is a Certified Public Accountant and holds a B.S. of Accounting from San Diego State University.

Derek Warneke (age 38) joined the Company as Vice President of Operations and Technology on November 13, 2000. Mr. Warneke was previously Director of Development for the Scientific Glove Products Division of Kimberly Clark/Safeskin where he was responsible for the development of glove products for critical environments (February 1998 to November 2000). From October 1994 to February 1998 Mr. Warneke was Director of Manufacturing at Absolute Quality Leadership, a manufacturer of specialty critical environment gloves. Mr. Warneke holds a B.S. of Mechanical Engineering from California Polytechnic State University.

Other Significant Employees

Fred Pisacane (age 45) joined the Company in July 1991, and is Vice President of Sales and Marketing. Prior to joining the Company, Mr. Pisacane spent twelve years with Baxter Scientific Products, a leading distributor of clean room products.

Board of Directors Meetings; Directors Compensation.

     The Board of Directors of the Company held 5 meetings during the fiscal year ended November 30, 2001. At its November 17, 1999 meeting, the Board of Directors resolved that the Compensation Committee should be terminated as of that date and that its functions should henceforth be performed by the full Board of Directors. The Board of Directors has an Audit Committee (which in fiscal 2001 consisted of Directors Black and Davis) that reviews the results and scope of the audit and other services provided by the Company’s independent auditors. During the fiscal year ended November 30, 2001 the Audit Committee held 4 meetings. The Board of Directors does not have a Nominating Committee. All directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they serve.

     All directors hold office until the next annual meeting of shareholders of the Company and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors.

     Directors are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors meetings and during fiscal 2001 received an annual fee of $4,000 plus $500 for each meeting attended. Mr. Cantwell’s director’s fees were paid during the fiscal year ended November 30, 2001 to VC Holdings, Inc. in accordance with the policies of Trilon Dominion Partners, L.L.C. On June 30, 2001 all Directors received a non-qualified stock option under the Company’s 1993 Stock Option Plan to purchase 2,000 shares of common stock at $.14 per share, the fair market value of the stock on the date of grant. The options became exercisable on December 31, 2001 and expire on June 30, 2006.

Audit Committee Report

     The Audit Committee is responsible for providing independent, objective oversight of the Company’s independent auditors, accounting functions and internal controls. The Audit Committee consists of Directors Black and Davis, who are independent under the listing standards of the American Stock Exchange. The Audit Committee does not act under a written charter.

     The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountants’ independence and the additional matters required under Statement of Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Company’s Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee has determined that BDO Seidman, LLP’s provision of the services referred to below under “Principal Accounting Firm Fees” to the Company is compatible with maintaining BDO Seidman’s independence.

AUDIT COMMITTEE

Charles H. Black
Joe E. Davis

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”), THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF SUCH FILINGS.

Change in Accountants.

     As previously reported in the Company’s Proxy Statement dated March 14, 2000, the independent accounting firm of Ernst & Young LLP declined to bid for the Company’s audit of its fiscal year ending November 30, 2000. The Company also informed its shareholders in such Proxy Statement that, at that date, no accounting firm had been selected to replace Ernst & Young LLP as the Company’s independent auditors.

     On May 1, 2000, the Board of Directors approved the selection of BDO Seidman, LLP (“BDO”), as the Company’s new auditors, pending the completion of the client approval process and acceptance of the Company as a client by BDO.

     On June 23, 2000, BDO notified the Company of the acceptance of Wilshire Technologies, Inc. as a client. During the last two fiscal years and subsequent interim period of the Company, the Company did not contact BDO regarding (i) the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Securities and Exchange Commission Regulation S-K) or was a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The reports on the Company’s financial statements for the two fiscal years ended November 30, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for the two fiscal years ended November 30, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

Executive Compensation.

     The table that follows shows the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended November 30, 2001.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Ron Cantwell,	2001					2,000		$1,000	(1)
Chairman of the Board	2000					25,000		$1,500	(1)
	1999
Kevin Mulvihill,	2001	$200,000						$33,600	(2)
President	2000	$185,000						$27,600	(2)
	1999	$187,000						$27,600	(2)
Kathleen Terry,	2001	$140,000
Chief Financial Officer (3)	2000	$123,038				100,000
	1999	$91,000				150,000
Derek Warneke,	2001	$125,000				100,000		$7,200	(5)
Vice President (4)	2000	$5,085				100,000		$600	(5)
John Van Egmond (6)	2001					2,000		$5,500	(7)
	2000					25,000		$9,421	(8)
	1999	$148,000				12,500		$1,826	(5)

(1)	Represents director fees paid to VC Holdings, Inc., an affiliate of Trilon Dominion Partners, L.L.C.

(2)	Represents a non-accountable car allowance of $600 per month and the cost of a furnished apartment pending Mr. Mulvihill’s relocation. See “Employment Agreements” below.

(3)	Ms. Terry joined the Company in February 1999.

(4)	Mr. Warneke joined the Company in November 2000.

(5)	Represents a non-accountable car allowance.

(6)	Mr. Van Egmond was Chief Executive Officer and President in 1998 and 1999.

(7)	Represents director’s fees.

(8)	Represents director’s fees and a consulting fee.

Option Grants

     The following table shows stock options granted pursuant to the Company’s Stock Option Plans during the fiscal year ended November 30, 2001, to those executive officers named in the Summary Compensation Table above who were granted options. No stock appreciation rights were granted.

		Percent of Total
		Options Granted to
	Options	Employees in Fiscal	Exercise Price	Expiration
Name	Granted	Year	(per Share)	Date

Ron Cantwell	2,000	*	$0.14	June 30, 2006
Derek Warneke	50,000]	35%	$0.10	May 13, 2011
Derek Warneke	50,000]		$0.10	November 13, 2011

Total	102,000

*	Less than 1% of the options granted.

Option Exercises and Fiscal Year-End Values

     The table that follows shows the number of shares of the Company’s Common Stock acquired upon exercise of options, the value realized therefor, the number of unexercised options at November 30, 2001 and the value of unexercised in-the-money options at November 30, 2001 (based on a closing price of $0.10 per share) for the executive officers named in the Summary Compensation Table above, none of whom received any stock appreciation rights during fiscal 2001 or held any at November 30, 2001.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at November 30, 2001		at November 30, 2001(1)
	Shares Acquired on
Name	Exercise (Number)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Van Egmond	0	$0	137,500	2,000	$0	$0
Kevin Mulvihill	0	$0	375,000	125,000	$0	$0
Kathleen E. Terry	0	$0	216,667	33,333	$0	$0
Derek Warneke	0	$0	100,000	100,000	$0	$0
Ron Cantwell	0	$0	25,000	2,000	$0	$0

(1)	Represents the amounts by which the market price of the Common Stock of the Company on November 30, 2001 exceeded the exercise prices of unexercised options multiplied by the number of shares subject to the options.

Employment Agreements

     On August 17, 1998, the Company entered into an employment agreement with Mr. Kevin Mulvihill as Executive Vice President, for a term of one year with a provision for one-year renewals at an annual compensation of $165,000. When Mr. Mulvihill became the Company’s President and Chief Executive Officer on February 1, 1999, his salary was increased to $185,000 and certain other amendments were made to the employment agreement. Effective January 1, 2001, Mr. Mulvihill’s salary was increased to $200,000. The amended Agreement provides that the Company may terminate Mr. Mulvihill’s employment under the Agreement at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Mulvihill will receive as severance pay an amount equal to twelve months of his then salary, payable in twelve equal monthly installments as well as full medical and dental coverage for that period. Mr. Mulvihill will also receive an allowance of up to $10,000 for out-placement services. Pursuant to the contract Mr. Mulvihill was granted an option covering 500,000 shares with an exercise price of $0.50 per share, being the fair market value of the common stock on the effective date of the Agreement. Mr. Mulvihill is also eligible for a bonus up to 30% of base salary based upon a Board approved sales and profitability plan. If Mr. Mulvihill relocates his residence to San Diego, the Company is committed to reimburse Mr. Mulvihill for closing costs, and any additional interest points paid to reduce the mortgage rate on a 30-year fixed mortgage of $320,000 to 7.625%.

     On February 8, 1999, the Company entered into an employment agreement with Ms. Kathleen Terry as Vice President and Chief Financial Officer for a term of one year, at an annual compensation of $115,000 (increased to $125,000 as of February 8, 2000 and to $140,000 as of January 1, 2001), with a provision for one-year renewals. The Agreement provides that the Company may terminate Ms. Terry’s employment at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Ms. Terry will receive as severance pay an amount equal to six months of her then salary, payable in six equal monthly installments as well as full medical and dental coverage for that period. Ms. Terry will also receive an allowance of up to $10,000 for out-placement services. Ms. Terry is also eligible for a bonus of up to 40% of base salary based upon a Board of Directors approved sales and profitability plan and upon meeting certain Board approved management objectives. Pursuant to the Agreement, Ms. Terry was granted a ten-year non-qualified stock option covering 50,000 shares with an exercise price of $0.39 per share, being the fair market value of the common stock on the effective date of the Agreement.

     On November 13, 2000, the Company entered into an employment agreement with Mr. Derek Warneke as Vice President of Operations and Technology for a term of one year, at an annual compensation of $125,000 with a provision for one-year renewals. The Agreement provides that the Company may terminate Mr. Warneke’s employment at any time without cause. In that event, or if the Company does not agree to renew the Employment Agreement, Mr. Warneke will receive as severance pay an amount equal to six months of his then salary payable in six equal monthly installments as well as full medical and dental coverage for that period. Mr. Warneke will also receive an allowance of up to $10,000 for out-placement services. Pursuant to the Agreement, Mr. Warneke was granted a ten-year non-qualified stock option covering 100,000 shares with an exercise price of $0.10 per share, being the fair market value of the common stock on the effective date of the Agreement. Pursuant to the Agreement Mr.

Warneke received similar stock options, each on 50,000 shares, on May 13, 2001 and on November 13, 2001, with exercise prices equal to the then fair market value of the common stock. Mr. Warneke is also eligible for a bonus of up to 40% of base salary based upon a Board of Directors approved sales and profitability plan and upon meeting certain Board approved management objectives.

     Mr. Mulvihill, Ms. Terry and Mr. Warneke are also entitled to participate in the Company’s compensation and benefit programs available to officers at their respective levels.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On March 31, 1998, the Company and Trilon Dominion completed an Amended and Restated Credit Agreement and Revolving Line of Credit (the “Amended Agreement”), secured by the Company’s assets, which included principal of $4,000,000 from a previous agreement, $750,000 from Demand Notes, accrued interest and management fees of $543,297 on the Agreement and Demand Notes, and a new credit line commitment of $2,200,000. Under the terms of the Amended Agreement, the principal of $7,493,297 was due on December 31, 1998, and interest was payable quarterly at an annual rate of 11.5%. From March 1998 to November 1998, the Company issued Demand notes totaling $930,000 at an interest rate of 11.5% under the credit line agreement.

     In December of 1998, the Company amended the credit line agreement to extend the terms to January 31, 2000, which was extended to June 30, 2000, January 31, 2001, January 31, 2002 and January 31, 2003, in a December 31, 1999, June 30, 2000, January 17, 2001 and January 15, 2002 amendments to the credit line agreement. In fiscal 1999, the Company issued demand notes totaling $3,510,000 under the line of credit agreement and capitalized debt issuance costs of $18,000. Of the notes issued in fiscal 1999, $2,010,000 of notes bear interest at a rate of 11.5% annually; the remaining $1,500,000 of demand notes bear interest at a rate of prime plus 3%. In fiscal 2000, the Company issued demand notes totaling $2,813,000 under the line of credit agreement. The notes issued in fiscal 2000 bear interest at a rate of prime plus 3% (13.0% at November 30, 2000). All of the notes are due on demand.

     In Fiscal 2001, and on December 7, 2001, January 31, 2002, February 13, 2002 and March 11, 2002, the Company issued additional demand notes totaling $7,242,000 at a rate of Prime plus three percent (4.75% at March 22, 2002). At March 22, 2002 loans totaling $21,990,297 were payable to Trilon. All of the notes are due on demand.

     On December 17, 2001, the Company issued 8,011,039 shares of its Common Stock to Trilon in cancellation of $1,291,288 of indebtedness and granted Trilon an option to purchase up to 18,045,900 additional shares at $0.14 per share, for cash or by cancellation of indebtedness. See Proposal 2 “Amendment of Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock.”

     Trilon’s ownership of shares and warrants on March 22, 2002 is shown under “Principal Shareholders”. The Company has been informed that the members of Trilon are (i) VC Holdings, Inc. (“VCH”), a Delaware corporation that is Trilon’s sole manager and holds 100% of the voting Class A membership interest in Trilon and (ii) Dominion Capital, Inc., which holds 100% of the non-voting Class B membership interest in Trilon. Director Cantwell is the holder of 100% of the capital stock of VC Holdings, Inc.

     In the second quarter of fiscal 2000, the Company completed the sale of certain assets and selected liabilities of the Company’s Wilshire Contamination Control division (the “Division”) to Foamex Asia Co. LTD (the “Buyer” or “Foamex”), an affiliate of Foamex International (FMXI:NASDAQ) for a potential sales price of $2,500,000. Substantially all of the historic revenues reported by the Company related to this Division.

     Foamex International is an international developer, manufacturer and supplier of high-quality foam, including key materials utilized in contamination control environments. Foamex Asia Co. Ltd., located in Singapore and in Thailand, is currently a major supplier of specialty foam products to the Asian market. Steve Scibelli, President of Foamex Asia Co. Ltd. served as Chief Executive Officer of Wilshire Technologies from 1994 until 1996. Mr. Scibelli currently owns 96,073 shares of Company stock. In addition, the Company is contingently obligated to pay certain benefits to Mr. Scibelli.

     Payments are due from the Buyer on a quarterly basis based on fixed percentage of sales by the Buyer of certain products, as defined in the asset purchase agreement, subject to certain cash flow provisions. As no proceeds were due to the Company on the date of closing, the Company has recorded a $945,000 receivable, which equates to the net book value of the net assets sold. In accordance with the terms of the sale agreement, payments totaling $500,000 were received from Foamex Asia Co. Ltd by March 22, 2002 and applied against the receivable. The Company has a secured interest in the net assets sold. All payments of the sales price will be applied against the receivable, under the cost recovery method, with no recognition of gain until the receivable is paid in full. The Company believes that the asset recorded is not impaired.

     In addition to the sale of assets, the Buyer and the Company entered into an agreement pursuant to which the Company agreed to provide Foamex, for due consideration, certain labor, facilities, services, personnel and other items with respect to Foamex’s ongoing operation of the Division’s business. The agreement commenced on May 19, 2000 and has been amended to continue until December 31, 2002.

     On December 17, 2001, the Company entered into an agreement with E.I. DuPont de Nemours and Company (“DuPont”) whereby DuPont surrendered its option to purchase two million shares of the Company’s Common Stock at $0.50 per share in return for an option with an exercise price of $1 million. Upon the exercise of the option, DuPont would receive 10% of the proceeds (as defined in the option agreement) from (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company (ii) the sale of substantially all of the Company’s assets by the Company or (iii) the acquisition of the Company by another entity, not affiliated with Trilon Dominion, by means of a merger or other form of corporate reorganization in which the outstanding shares of the Company are exchanged for securities or other consideration issued by or on behalf of the acquiring corporation (collectively, a “Liquidation”).

     In the event of a Liquidation before December 31, 2004, the option becomes exercisable on the day the Liquidation occurs. If there has been no Liquidation before December 31, 2004, the option becomes exercisable on December 30, 2004 and, if not exercised, expires at the close of business on that day. The Company may in its sole discretion extend the December 31, 2004 date on at least 15 calendar days prior written notice to DuPont.

PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 22, 2002 the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock and its beneficial ownership.

	Amount and Nature of
Name and Address of	Beneficial Ownership	Percent of Class of
Beneficial Owner	of Common Stock	Common Stock

Trilon Dominion Partners, LLC Six Landmark Square 4th Floor, Suite 400 Stamford, CT 06901	35,033,910 (1)	90.03%(1)

(1)	Includes a currently exercisable option to purchase 16,445,900 shares. See “Proposal 2: Amendment of Articles of Incorporation to Increase Authorized Number of Common Shares”. Also includes currently exercisable warrants to purchase 1,160,541 shares, shown in the following table.

Trilon Dominion Partners, L.L.C. owns warrants entitling it to purchase the following number of shares of the Company’s Common Stock:

Exercise Date	Expiration Date	Shares	Exercise Price

April 15, 1997	April 15, 2002	100,000	$0.44
September 19, 1997	September 19, 2002	110,541	$0.89
December 31, 1997	April 15, 2002	25,000	$0.47
March 31,1998	March 31, 2003	650,000	$0.41
June 30, 1998	September 19, 2002	25,000	$0.34
December 31, 1998	December 31, 2003	250,000	$0.42

TOTAL		1,160,541

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended November 30, 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, with one exception. Mr. John van Egmond inadvertently did not report the sale of 20,000 shares of Common Stock on December 28, 2000 until a Form 4 filing on March 26, 2001.

Proposal 2: AMENDMENT OF ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

     At the Meeting the shareholders will be asked to approve an increase in the authorized number of shares of the Company’s Common Stock, no par value per share (the “Common Stock”), by 50,000,000 shares from 50,000,000 to 100,000,000 shares. The additional shares of Common Stock will have all the rights and privileges which the presently outstanding shares of Common Stock possess. No holder of Common Stock of the Company has any pre-emptive rights.

     The presently authorized Capital Stock of the Company consists of 2,000,000 shares of undesignated preferred stock, none of which are outstanding, and 50,000,000 shares of Common Stock. At March 22, 2002, of the 50,000,000 authorized shares of Common Stock, 20,964,423 were outstanding; 18,362,900 were reserved for issuance on exercise of options heretofore granted, or which may in the future be granted under the Company’s 1993 and 1995 Stock Option Plans; and 10,654,502 shares (subject to adjustment to protect against dilution) are reserved for issuance on exercise of stock purchase warrants. The 18,175 remaining authorized shares of Common Stock are not reserved for issuance for any specific purposes.

     To raise funds to support its working capital needs for fiscal 2002, the Company signed a stock option agreement with Trilon Dominion Partners, L.L.C. (“Trilon”) on December 17, 2001. Under this Agreement, on December 17, 2001, the Company has issued to Trilon (the Company’s largest shareholder owning over 83.1% of the Company’s outstanding shares) 8,011,039 shares of the Company’s Stock in cancellation of $1,291,288 of indebtedness. The Agreement also granted to Trilon the following three options: (i) an option, issued on December 17, 2001, to purchase 16,445,900 shares of Common Stock at $0.14 per share, exercisable at any time before 2003; (ii) an option, to be issued upon approval of the increase in the Company’s authorized stock which is the subject of this Proposal 2, to purchase an additional 1,600,000 shares of Common Stock, which may also be purchased at $0.14 per share at any time before 2003; and (iii) an additional option to purchase from the Company at $0.14 per share that number of shares of Common Stock necessary to increase Trilon’s beneficial ownership of the Company’s Common Stock to 90% of the shares outstanding after exercise of all options granted in the Agreement and after the deemed exercise of all other then outstanding options and warrants. The options granted to Trilon under the Agreement may be exercised for cash or, at Trilon’s election, by canceling outstanding indebtedness of the Company to Trilon in an amount equal to the exercise price.

     If Proposal 2 is approved, the presently authorized 18,175 shares of Common Stock that are not reserved for issuance for any specific purpose will be increased by 50,000,000 shares to 50,018,175 shares. Of these, 1,600,000 will initially be reserved for issuance on exercise of option (ii) described above. Except as described in the immediately preceding paragraph, the Board of Directors is not presently considering the issuance of any additional shares for any purposes. The additional shares of Common Stock will be available for issuance, without further shareholder approval, at such time or times and for such proper corporate purposes as the Board of Directors may in the future deem advisable. Such shares may be issued if and when the financial needs of the Company require the obtaining of funds through the sale of Common Stock, or if it should be decided to make a distribution payable in Common Stock, or for use in connection with the possible acquisition of other businesses should the opportunity arise.

     Each holder of outstanding shares of Common Stock of the Company of record at the close of business on March 22, 2002 is entitled to one vote per share with respect to this proposed amendment. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for the approval of the proposed amendment. Shares not voted, whether by abstaining or broker non-vote (in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) have the effect of votes against the proposal.

     The Board of Directors unanimously recommend that you VOTE FOR APPROVAL OF THE ABOVE-DISCUSSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees

     The aggregate fees and expenses billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2001 were $57,000.

All Other Fees

     The aggregate fees billed for services rendered by BDO Seidman, LLP to the Company, other than the services referred to above, for fiscal year 2001 were $31,790, of which $8,250 were for taxes and $23,540 were for a special project. No fees were paid for consulting services.

Audit Committee’s Determination

     After due consideration, the Company’s Audit Committee has determined that BDO Seidman, LLP’s provision of the services referenced above under “All Other Fees” to the Company is compatible with maintaining BDO Seidman’s independence. See “Proposal 1: Election of Directors — Audit Committee Report”, above.

     Percentage of Audit Work Attributed to Outside Employees.

     All of the hours expended on the principal accountant’s engagement to audit the Company’s consolidated financial statements for the fiscal year ended November 30, 2001 were attributed to work performed by persons that are the principal accountant’s full-time permanent employees.

ANNUAL REPORT AND FORM 10-KSB

     The audited financial statements of the Company are included in the Annual Report to Shareholders for the year ended November 30, 2001, enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

     The Board of Directors selected the independent accounting firm of BDO Seidman, LLP to act as the Company’s auditors for the 2002 fiscal year. It is anticipated that representatives of BDO Seidman will be present at the Meeting to make a statement if they so desire and respond to appropriate questions presented at the Meeting.

     A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS AND MAY BE OBTAINED BY WRITING TO MS. KATHLEEN E. TERRY, CHIEF FINANCIAL OFFICER, WILSHIRE TECHNOLOGIES, INC., 5861 EDISON PLACE, CARLSBAD, CALIFORNIA 92008. EXHIBITS TO FORM 10-KSB WILL ALSO BE FURNISHED UPON REQUEST FOR THE COST OF REPRODUCTION.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

SHAREHOLDER PROPOSALS

     In order for shareholder proposals for the Annual Meeting of Shareholders to be held in May 2003 to be eligible for inclusion in the Company’s Proxy Statement for such meeting, they must be received by the Company at its principal office at 5861 Edison Place, Carlsbad, California 92008, attention of Kevin T. Mulvihill prior to January 1, 2003.

     For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is instead sought to be presented directly at the 2003 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 25, 2003, and advises shareholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal before the close of business on February 25, 2003. Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to the Company at its principal office at 5861 Edison Place, Carlsbad, California 92008, attention of Kevin T. Mulvihill.

By Order of the Board of Directors

Kevin T. Mulvihill Chief Executive Officer

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
WILSHIRE TECHNOLOGIES, INC.

May 13, 2002

Please Detach and Mail in the Envelope Provided

A	[X]	Please mark your votes as in this example

		Vote FOR the election of all directors named at right	WITHHOLD from voting for election of directors

1	ELECTION OF DIRECTORS:	[ ]	[ ]

Nominees:	Ronald W. Cantwell Charles H. Black Joe E. Davis William S. Mistr John Van Egmond

INSTRUCTION: To withhold authority to vote for any nominee write that nominee s name in the space provided below.

		FOR	AGAINST	ABSTAIN

2.	To approve increasing the authorized number of shares of Common Stock by 50,000,000 shares	[ ]	[ ]	[ ]
3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposals (1) and (2) are discussed in the accompanying Proxy Statement dated April 4, 2002.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

SIGNATURES		DATE	SIGNATURES		DATE

	(Signature of Stockholder)			(Signature of Stockholder)

NOTE:	Please sign exactly as your name or names appear. If more than one name appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing.

This Proxy is Solicited on Behalf
of the Board of Directors of

WILSHIRE TECHNOLOGIES, INC.

     The undersigned Stockholder of Wilshire Technologies, Inc., a California corporation, hereby appoints Kevin T. Mulvihill and Kathleen E. Terry and each of them (to act by a majority of those present), or                             , the attorneys and proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Stockholders of said Corporation to be held at the Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 on May 13, 2002 at 10 o clock A.M. and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to:

     This Proxy will be voted as you specify on the reverse. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT WHO WERE NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF WILSHIRE TECHNOLOGIES, INC. AND FOR APPROVAL OF PROPOSAL (2). In the election of directors said proxies shall have discretion and authority to distribute the votes represented by this proxy in such proportions as they shall see fit among the nominees named in the Proxy Statement. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions as they shall see fit among all nominees.

(To be Signed on Reverse Side)